Exhibit 99.2

SolarEdge Announces Fiscal Fourth Quarter and Year End 2015
Financial Results

Fremont, CA — August 12, 2015. SolarEdge Technologies, Inc. (NASDAQ: SEDG) today announced its financial results for the fiscal fourth quarter and year ended June 30, 2015.

Fourth Quarter and Full Fiscal Year 2015 Highlights

•
Record revenue for fiscal Q4 2015 of $98.4 million, up 13.9% from the prior quarter and 120.8% from fiscal Q4 2014. Record  revenue for fiscal year 2015 of $325.1 million, representing a 144.0% year-over-year growth

•	GAAP gross margin of 28.7% for fiscal Q4 2015 and 25.2% for fiscal year 2015

•	GAAP net income for fiscal Q4 2015 of $9.3 million, and net income for fiscal year 2015 of $21.1 million

•	Non-GAAP net income for fiscal Q4 2015 of $13.8 million and net income for fiscal year 2015 of $29.4 million

•	284 Megawatts (AC) of inverters shipped for fiscal Q4 2015 and 920 Megawatts (AC) for fiscal year 2015

 “We completed fiscal 2015 with strong execution on all fronts. We successfully grew our business with our existing and new customers and generated record revenue for the fourth fiscal quarter and the entire fiscal year. Our increased manufacturing capacity coupled with continued cost reduction, brought gross margins to a quarterly and annual record. These revenue and cost reduction initiatives generated strong bottom line results; consecutive profits in each quarter of fiscal 2015 and strong cash flow from operations,” said Guy Sella, Founder, Chairman and CEO of SolarEdge.

Fourth Quarter 2015 Summary

The Company reported revenues of $98.4 million for fiscal Q4 2015, an increase of 13.9% from the prior quarter and 120.8% from fiscal Q4 2014.

GAAP gross margin reached 28.7% for fiscal Q4 2015, up from 27.4% in the prior quarter and up from 19.6% in fiscal Q4 2014.

Non-GAAP gross margin was 28.9%for fiscal Q4 2015, up from 27.6% in the prior quarter and 19.6% in fiscal Q4 2014. This growth was mainly driven by cost reduction measures that were realized this quarter and reduced use of air shipments to a minimum.

GAAP operating expenses were $16.4 million for fiscal Q4 2015, or 16.7% of revenue, an increase from $13.9 million, or 16.1% of revenue from the prior quarter and an increase from $11.2 million, or 25.0% of revenue when compared to fiscal Q4 2014.

GAAP operating income was $11.9 million for fiscal Q4 2015, up from $9.8 million in the prior quarter and up from an operating loss of $2.4 million in fiscal Q4 2014.

GAAP net income was $9.3 million for fiscal Q4 2015, up from $6.0 million in the prior quarter and up from a net loss of $3.0 million in fiscal Q4 2014.

Non-GAAP net income was $13.8 million for fiscal Q4 2015, an increase from $8.7 million in the prior quarter and an increase from a net loss of $2.8 million in fiscal Q4 2014.

GAAP net diluted earnings per share (“EPS”) was $0.21 for fiscal Q4 2015, up from $0.01 in the prior quarter and up from a net diluted loss per share of $1.08 in fiscal Q4 2014.

Non-GAAP net diluted EPS was $0.31 for fiscal Q4 2015, an increase from $0.20 in the prior quarter and an increase from a net diluted loss per share of $0.10 in fiscal Q4 2014.

As of June 30, 2015, cash, cash equivalents and restricted cash, totaled $148.4 million, compared to $138.8 million on March 31, 2015. As of June 30, 2015, the Company did not have any debt.

Full Fiscal Year 2015 Summary

For the full fiscal year 2015, the Company reported:

•	Revenue of $325.1 million, representing a 144.0% increase from fiscal year 2014

•	Gross margin of 25.2%, compared to 16.5% in fiscal year 2014

•	Operating expenses of $53.5 million, up 32.7% from fiscal year 2014

•	Operating income of $28.3 million, compared to an operating loss of $18.4 million in fiscal year 2014

•	GAAP net income of $21.1 million, compared to a net loss of $21.4 million in fiscal year 2014

•	Non-GAAP net income of $29.4 million, compared to a non-GAAP net loss of $20.4 in fiscal year 2014

•	GAAP net diluted EPS of $0.27, compared to a net diluted loss per share of $7.64 in fiscal year 2014

•	Non-GAAP net diluted EPS of $0.77, compared to a net diluted loss per share of $0.76 in fiscal year 2014

Outlook for the First Fiscal Quarter 2016

The Company also provides guidance for the first fiscal quarter of 2016 as follows:

•	Revenues to be within the range of $108 million to $112 million;

•	Gross margins to be within the range of 27% to 29%.

Conference Call

The Company will host a conference call to discuss these results at 5:00 P.M. Eastern Time on Wednesday, August 12, 2015. The call will be available, live, to interested parties by dialing +1 877-675-4750. For international callers, please dial +1 719-325-4850. The Conference ID number is 7859651.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Annual Report on Form 10-K for the fiscal year ended June 30, 2015, when it becomes available, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of August 12, 2015.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
investors@solaredge.com
+1 510-498-3263

 Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com
+1 415-471-2700

SOLAREDGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,		Fiscal year ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)	(audited)
Revenues	$98,420	$44,573	$325,078	$133,217
Cost of revenues	70,149	35,849	243,295	111,246
Gross profit	28,271	8,724	81,783	21,971

Operating expenses:
Research and development, net	6,701	4,570	22,018	18,256
Sales and marketing	7,432	5,420	24,973	17,792
General and administrative	2,265	1,174	6,535	4,294
Total operating expenses	16,398	11,164	53,526	40,342

Operating income (loss)	11,873	(2,440)	28,257	(18,371)
Other expenses	104		104
Financial expenses, net	1,699	470	5,077	2,787

Income (loss) before taxes on income	10,070	(2,910)	23,076	(21,158)

Taxes on income	809	132	1,955	220

Net income (loss)	$9,261	$(3,042)	$21,121	$(21,378)

Net basic earnings (loss) per share of common stock (1)	$0.24	$(1.08)	$0.30	$(7.64)
Net diluted earnings (loss) per share of common stock	$0.21	$(1.08)	$0.27	$(7.64)

Number of shares used in computing net basic earnings (loss) per share of common stock	39,160,372	2,809,950	11,902,911	2,798,894
Number of shares used in computing net diluted earnings (loss) per share of common stock	44,473,080	2,809,950	15,269,448	2,798,894

(1)
GAAP net basic and diluted earnings (loss) per share are materially different between fiscal 2015 and fiscal 2014 since under GAAP, preferred shares do not participate in losses and therefore the number of shares used in computing net diluted earnings (loss) per share is materially different between the fiscal years. In addition, under GAAP the conversion of preferred to common stock as of the IPO date reduces the net earnings available for distribution to common shareholders and reduces the number  of shares used in computing net basic earnings (loss) per share of common stock.

SOLAREDGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	June 30,
	2015	2014
	unaudited	audited
ASSETS
Current assets
Cash and cash equivalents	$144,750	$9,754
Restricted cash	3,639	1,602
Trade receivables, net	35,428	19,267
Prepaid expenses and other accounts receivable	32,645	13,151
Inventories	73,950	25,499
Total current assets	290,412	69,273
Property and equipment, net	14,717	5,351
Long-term lease deposit and prepaid expenses	529	367
Long-term deferred charges	-	7
Total assets	$305,658	$74,998

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFECIENCY)

Current liabilities:
Short term bank loan	$-	$13,326
Current maturities of term loan	-	3,474
Trade payables	80,684	39,438
Employees and payroll accruals	6,814	5,210
Warranty obligations	9,431	5,496
Deferred revenues	1,676	1,729
Accrued expenses and other accounts payable	6,987	4,270
Total current liabilities	105,592	72,943

Long-term liabilities:
Warranty obligations	22,448	12,685
Deferred revenues	8,289	4,252
Warrants to purchase common stock	-	765
Term loan	-	3,444
Lease incentive obligation	2,385	-
Total long-term liabilities	33,122	21,146

Commitments and Contingent liabilities

Convertible Preferred Series A, B, C, D, D-1, D-2 and D-3 stock	-	116,203

Stockholders’ equity (deficiency):
Share capital
Common stock	4	* -
Additional paid-in capital	287,152	5,878
Accumulated other comprehensive loss	(222)	(61)
Accumulated deficit	(119,990)	(141,111)
Total stockholders’ equity (deficiency)	166,944	(135,294)

Total liabilities and stockholders’ equity (deficiency)	$305,658	$74,998

SOLAREDGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended June 30,
	2015	2014
	unaudited	audited
Cash flows from operating activities:
Net income (loss)	$21,121	$(21,378)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,253	1,978
Capital loss from disposal of property	104	-
Interest expenses related to short term bank loan	-	44
Stock-based compensation related to employees and non-employee stock options	2,956	1,082
Financial expenses (income), net related to term loan	(992)	431
Remeasurement of warrants to purchase convertible preferred stock	5,350	(53)
Changes in assets and liabilities:
Inventories	(48,507)	(10,681)
Prepaid expenses and other accounts receivable	(19,563)	(7,409)
Trade receivables, net	(16,333)	(9,911)
Trade payables	41,111	19,441
Employees and payroll accruals	1,668	1,726
Warranty obligations	13,698	7,803
Deferred revenues	3,989	(500)
Accrued expenses and other accounts payable	2,530	(418)
Lease incentive obligation	2,669	-
Net cash provided by (used in) operating activities	12,054	(17,845)

Cash flows from investing activities:
Purchase of property and equipment	(11,765)	(2,990)
Increase in restricted cash	(2,038)	(156)
Increase in long-term lease deposit	(134)	(1)
Net cash used in investing activities	(13,937)	(3,147)

Cash flows from financing activities:
Proceeds from short term bank loan	23,000	21,813
Repayment of short term bank loan	(36,326)	(12,447)
Repayments of term loan	(5,919)	(2,401)
Proceeds from issuance of Series D-2 Convertible Preferred stock, net	-	669
Proceeds from issuance of Series D-3 Convertible Preferred stock, net	-	9,991
Proceeds from issuance of Series E Convertible Preferred stock, net	24,712	-
Proceeds from initial public offering, net	131,402	-
Proceeds from exercise of employees and non-employee consultants stock options	84	51
Net cash provided by financing activities	136,953	17,676

Increase (decrease) in cash and cash equivalents	135,070	(3,316)
Cash and cash equivalents at the beginning of the period	9,754	13,142
Effect of exchange rate differences on cash and cash equivalents	(74)	(72)
Cash and cash equivalents at the end of the period	$144,750	$9,754

SOLAREDGE TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Fiscal Year ended
	2015	2014	2015	2014

Gross profit (GAAP)	$28,271	$8,724	$81,783	$21,971
Stock-based compensation	188	28	442	108
Gross profit (Non-GAAP)	$28,459	$8,752	$82,225	$22,079

Gross margin (GAAP)	28.7%	19.6%	25.2%	16.5%
Stock-based compensation	0.2%	0.1%	0.1%	0.1%
Gross margin (Non-GAAP)	28.9%	19.6%	25.3%	16.6%

Operating expenses (GAAP)	$16,398	$11,164	$53,526	$40,342
Stock-based compensation R&D	184	110	634	397
Stock-based compensation S&M	263	82	809	297
Stock-based compensation G&A	569	71	1,071	280
Operating expenses (Non-GAAP)	$15,382	$10,901	$51,012	$39,945

Operating income (loss) (GAAP)	$11,873	$(2,440)	$28,257	$(18,371)
Stock-based compensation	1,204	291	2,956	1,082
Operating income (loss) (Non-GAAP)	$13,077	$(2,149)	$31,213	$(17,289)

Finance expenses (GAAP)	$1,699	$470	$5,077	$2,787
Warrants remeasurement	3,285	(8)	5,350	(53)
Finance expenses (Non-GAAP)	$(1,586)	$478	$(273)	$2,840

Net income (loss) (GAAP)	$9,261	$(3,042)	$21,128	$(21,378)
Stock-based compensation	1,204	291	2,956	1,082
Warrants remeasurement	3,285	(8)	5,350	(53)
Net income (loss) (Non-GAAP)	$13,750	$(2,759)	$29,434	$(20,349)

Net basic earnings (loss) per share (GAAP)	$0.24	$(1.08)	$0.30	$(7.64)
Stock-based compensation	0.03	0.01	0.09	0.04
Warrants remeasurement	0.08	----	0.15	----
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods (1)	----	0.97	0.31	6.84
Net basic earnings (loss) per share (Non-GAAP)	$0.35	$(0.10)	$0.85	$(0.76)

Number of shares used in computing net basic earnings (loss) per share (GAAP)	39,160,372	2,809,950	11,902,911	2,798,894
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods(1)	----	24,442,902	22,518,959	23,853,132
Number of shares used in computing net basic earnings (loss) per share (Non-GAAP)	39,160,372	27,252,852	34,421,870	26,652,026

Net diluted earnings (loss) per share (GAAP)	$0.21	$(1.08)	$0.27	$(7.64)
Stock-based compensation	0.02	0.01	0.07	0.04
Warrants remeasurement	0.08	----	0.14	----
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods(1)	----	0.97	0.29	6.84
Net diluted earnings (loss) per share (Non-GAAP)	$0.31	$(0.10)	$0.77	$(0.76)

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	44,473,080	2,809,950	15,269,448	2,798,894
Stock-based compensation	319,840	----	582,962	----
Warrants remeasurement	126,634	----	59,288	----
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods(1)	----	24,442,902	22,518,959	23,853,132
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	44,919,554	27,252,852	38,430,657	26,652,026

(1) Assumes shares of common stock outstanding after accounting for (i) the automatic conversion of the shares of preferred stock then outstanding into common stock at the beginning of fiscal year 2014; and (ii) the issuance of 8,050,000 shares of common stock (associated with our initial public offering) at the beginning of the third fiscal quarter instead of the IPO closing date, March 31, 2015.